CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Amended Quarterly Report on Form 10-QSB/A of Debut Broadcasting Corporation Inc. for the quarter ended June 30, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Amended Quarterly Report on Form 10-QSB/A of Debut Broadcasting Corporation Inc. for the quarter ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Amended Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2007, fairly presents in all material respects, the financial condition and results of operations of Debut Broadcasting Corporation Inc..

By:	/s/ Steven Ludwig
Name:	Steven Ludwig
Title:	Principal Executive Officer and Director
Date:	November 14, 2007

By:	/s/ Shannon Farrington
Name:	Shannon Farrington
Title:	Principal Financial Officer
Date:	November 14, 2007